Schedule 14A Information

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant   /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Soliciting  Material  pursuant  to  Section   24.14a-11(c)  or  Section
         240.14a-12

                            JWGENESIS FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 /X/     No fee required
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

                  ------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  ------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

                 ------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------
         (3)      Filing Party:

                  -------------------------------------------------------------
         (4)      Date Filed:

                  -------------------------------------------------------------

                            JWGENESIS FINANCIAL CORP.

                            980 North Federal Highway

                                    Suite 310

                            Boca Raton, Florida 33432

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 13, 2000

                                ----------------

To the Stockholders of JWGenesis Financial Corp.:

     Notice is hereby given that the Annual Meeting of Stockholders of JWGenesis Financial Corp. (the "Company") will be held on Tuesday, June 13, 2000, at 10:00 a.m. Eastern Time, at the Sheraton Boca Raton, 2000 N.W., 19th Street, Boca Raton, Florida, for the following purposes:

          1. To elect five (5) directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors, if there are to be any, have been duly elected and have qualified; and

          2.   To transact  such other  business as may properly come before the
               meeting  or  any  postponement,   adjournment,   or  adjournments
               thereof.

     Only stockholders of record at the close of business on April 26, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Joel E. Marks
                                             Secretary

April 30, 2000


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                            JWGENESIS FINANCIAL CORP.

                                ----------------

                                 PROXY STATEMENT

                              DATED APRIL 30, 2000

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 13, 2000

                                ----------------

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of JWGenesis Financial Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 13, 2000, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 15, 2000.

     Only stockholders of record at the close of business on April 26, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 8,530,869 shares of common stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the transaction of all business before the Annual Meeting.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being furnished herewith to each stockholder of record as of the close of business on April 26, 2000. Additional copies of the Annual Report and copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                            JWGENESIS FINANCIAL CORP.
                            980 North Federal Highway
                                    Suite 310
                            Boca Raton, Florida 33432
                      Attn.: Investors Relations Department

     If the person requesting the Form 10-K was not a stockholder of record on April 26, 2000, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

     Proxies that are executed but that do not contain any specific instructions will be voted for the election of all the nominees for directors specified herein and in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the holdings of Common Stock, which is the Company's only class of voting securities, by the only stockholders who, as of April 26, 2000, were known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by all directors and nominees for director, and by all directors and executive officers of the Company as a group, as of the same date. Unless otherwise indicated, the person or entity has sole power to vote and dispose of the shares. The address for each of these persons is c/o the Company at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

                                                                 Number of Shares
Name of Beneficial Owner                                        Beneficially Owned          Percent of Class<F1>
------------------------                                        ------------------          -------------------

Marshall T. Leeds <F2>                                                1,170,709                  13.8
John A. Elway, Jr.<F3>                                                  640,671                   7.1
Joel E. Marks <F4>                                                      535,714                   6.3
Jeffrey H. Lehman                                                       204,890                   2.4
Gregg S. Glaser                                                         121,235                   1.4
Wm. Dennis Ferguson <F5>                                                 89,544                   1.1
Sanford B. Cohen                                                           -                       -
All directors  and executive  officers as a group (6 persons)<F6>     2,122,092                  25.1

---------------------

<F1>     Based on 8,483,266 shares issued and outstanding, and, as to each owner separately for such owner's percentage, an additional number of shares not yet outstanding as to which such person has the right to acquire ownership within 60 days.
<F2>     Includes  7,538  shares of  Common  Stock  issuable  upon  exercise  of currently exercisable stock options. Also, includes 383,536 shares of Common Stock issued pursuant to his Nonsolicitation Agreement with the Company. See "Executive Compensation - Nonsolicitation Agreements."
<F3>     Includes  525,000  shares of Common  Stock  issuable  upon  exercise of currently exercisable stock options.
<F4>     Includes  3,241  shares of  Common  Stock  issuable  upon  exercise  of currently exercisable stock options, 91,981 shares of Common Stock owned by Mr. Marks' wife and 149,664 shares of Common Stock owned by Mr. Marks as custodian for his minor children. Also, includes 154,491 shares of Common Stock issued pursuant to his Nonsolicitation Agreement with the Company. See "Executive Compensation - Nonsolicitation Agreements."
<F5>     Includes  7,500  shares of  Common  Stock  issuable  upon  exercise  of currently exercisable stock options.
<F6>     Includes an aggregate of 18,279 shares issuable to members of the group pursuant to currently exercisable stock options; see Notes (2), (4) and
         (5) above.


                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of six members, each of whom serves for a one-year term until the next annual meeting of stockholders and until his successor, if there is to be one, is duly elected and qualified. At the Annual Meeting, the stockholders will vote on the election of five (5) directors to begin new terms of service, as one of the present positions on the Board will not be filled. The five nominees are presently serving as directors. Information about each of them, as well as the Company's other director who is not nominated for reelection, appears below following the next paragraph.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the record date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Each person elected as a director shall serve a term that continues until the next annual meeting and until his successor, if there is to be one, is duly elected and qualified.

DIRECTORS AND NOMINEES FOR REELECTION

Name                                                            Age       Position(s) with the Company
----                                                            ---       ----------------------------
Marshall T. Leeds....................................            44       President, Chief Executive Officer, and
                                                                          Chairman of the Board

Joel E. Marks........................................            43       Vice Chairman, Chief Operating Officer,
                                                                          Secretary, and Director

Gregg S. Glaser......................................            40       Executive Vice President, Chief Financial
                                                                          Officer, Treasurer, and Director

Wm. Dennis Ferguson..................................            56       Director

Sanford D. Cohen.....................................            42       Director


     Marshall T. Leeds, a co-founder in 1983 of the predecessor of the Company, also serves as President and Chief Executive Officer of certain of the Company's wholly-owned subsidiaries. Mr. Leeds is a past Chairman of Regional Investment Bankers Association, Inc. ("RIBA"), the country's largest association of independent broker-dealers involved in the underwriting of debt and equity securities, and he currently serves on the Independent Contractor Firm Committee of the Securities Industries Association.

     Joel E. Marks, the other co-founder of the Company's predecessor, also serves as Executive Vice President of certain of the Company's wholly-owned subsidiaries. Mr. Marks is a Certified Public Accountant, and, prior to 1983, he was employed in various capacities in both the audit and tax departments of the international accounting and consulting firm of Deloitte & Touche LLP. From 1987 to 1994, he served as Senior Vice President and Chief Financial Officer of Automobile Protection Corporation-APCO, an unaffiliated public corporation. From 1996 to 1998, Mr. Marks served as the Chairman of RIBA.

     Gregg S. Glaser also serves as Executive Vice President and Chief Financial Officer or Treasurer of certain of the Company's wholly-owned subsidiaries. Mr. Glaser graduated with a Bachelor of Science degree in accounting from the University of Florida. From 1981 to 1986, when he joined a company that was subsequently acquired by the Company in 1990, Mr. Glaser was a senior auditor with the Fort Lauderdale office of the international accounting and consulting firm of PricewaterhouseCoopers LLP.

     Wm. Dennis Ferguson has been a director of the Company since 1990 and currently serves as Executive Vice President of Fiserv Correspondent Services, Inc. ("Fiserv"), a position he has held since Fiserv purchased the Company's wholly-owned subsidiary, JWGenesis Clearing Corp. on June 1, 1999. From 1990 to June 1, 1999, Mr. Ferguson served as Executive Vice President of certain of the Company's wholly-owned subsidiaries. Mr. Ferguson received a Bachelor of Science degree from Florida Southern College and attended Florida Atlantic University Graduate School.

     Sanford D. Cohen has been a director of the Company since February 1999. In 1985, Mr. Cohen founded Prescott Valley Broadcasting Co., Inc., owner of KIHX-FM and KQNA-AM radio stations in Prescott Valley, Arizona, and has been its

President since its inception. From 1982 to 1984, Mr. Cohen was Vice President of National Phonecasting Co., a joint venture with Gannett Broadcasting Corp., a private company engaged in telephone broadcasting of financial information. Mr. Cohen received his B.A. degree in Economics in 1979 from Michigan State University.

NON-NOMINEE DIRECTOR

     Jeffrey H. Lehman, age 39, has served as a director since June 1998; he is not nominated for reelection, and his term as a director will end immediately following the Annual Meeting. Mr. Lehman is Executive Vice President and Director of Corporate Finance of JWGenesis Capital Markets, Inc., one of the principal operating subsidiaries of the Company. From 1996 to 1998, Mr. Lehman was employed by Genesis Merchant Group Securities, LLC as Executive Vice President and Director of Corporate Finance. From 1984 to 1996, he was employed by Ladenburg, Thalmann & Co. Inc., most recently as Managing Director of Corporate Finance and Director of Mergers and Acquisitions. He received his Masters in Business Administration from the Wharton School of the University of Pennsylvania in 1983.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 1999 fiscal year, the Board held seven meetings. The Board of Directors has established an Audit Committee and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions.

     Each of the directors attended at least 75% of the Board meetings and all of the meetings of committees on which he served.

     Audit Committee. The Audit Committee, among its other duties, recommends to
     --------------
the full Board selection of the Company's independent auditors, reviews the scope of the independent auditors' work and meets with the independent auditors, internal auditors and certain officers and employees of the Company to review and discuss accounting and financial reporting procedures and issues. Under the Audit Committee's new Charter, which became effective May 1, 2000, and a copy of which is attached as Appendix A to this Proxy Statement, the Audit Committee provides for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors and financial compliance issues. Messrs. Cohen, Ferguson and Marks presently serve on the Audit Committee. The Audit Committee held one meeting during fiscal 1999.

     Compensation  Committee.  The Compensation Committee oversees the Company's
     -----------------------
compensation policies and programs. Messrs. Cohen, Ferguson and Glaser presently serve on the Compensation Committee. The Compensation Committee held one meeting during fiscal 1999.

DIRECTORS COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $5,000, and receive $750 and $500, respectively, for their attendance at Board of Directors and Board committee meetings. Directors who are employees of the Company are not compensated for their service as directors. Each director is reimbursed for travel and related expenses incurred in connection with attending meetings.

ARRANGEMENTS FOR BOARD

     In connection with the series of transactions between the predecessor of the Company and Wilmington Trust Company ("Wilmington"), as more fully described under "Certain Transactions" herein, the predecessor granted Wilmington the right to appoint one person for election to serve on its Board of Directors. The Company has agreed to honor that agreement. Wilmington has not yet exercised such right.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the executive officers of the Company served as either a member of the compensation committee or a director of any entity of which any member of the Compensation Committee is an executive officer or a director. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than ten percent of the Common Stock ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it and information furnished to the Company by such persons, the Company believes that during the Company's fiscal year ended December 31, 1999, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements, except that: a Form 3, Initial Statement of Beneficial Ownership, of Sanford Cohen; a Form 4, Statement of Changes of Beneficial Ownership of Securities, of Joel Marks, Jeff Lehman, and Gregg Glaser, each reporting one transaction; and a Form 5, Annual Statement of Beneficial Ownership for the year ended December 31, 1998, of Joel Marks and Marshall Leeds, each reporting one transaction, were inadvertently filed late.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by the Company and its subsidiaries for services in all capacities during fiscal years 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were so employed during fiscal year 1999 ("Named Executive Officers").

                                                                                     Long-Term
                                          Annual Compensation                   Compensation Awards
                             -----------------------------------------------   ----------------------
         Name and                                                              Restricted    Options/      All Other
    Principal Position       Year      Salary        Bonus         Other          Stock        SARs      Compensation
----------------------       ----    ---------    ----------   --------------   --------      ------      -----------
Marshall T. Leeds            1999    $ 503,131    $2,891,347   $799,020<F1><F2> $250,000      37,500      $ 13,200<F3>
President and Chief          1998    $ 401,090    $1,104,224        -<F1>        $45,224      22,612      $ 13,200<F3>
Executive Officer            1997    $ 279,446    $1,110,895   $430,868<F2>            -     112,500      $ 13,200<F3>

Joel E. Marks                1999    $ 251,565    $1,096,659   $282,177<F2><F4> $250,000      18,750      $  3,200<F5>
Chief Operating Officer      1998    $ 219,680    $  392,258        -<F4>        $19,447       9,723      $  3,200<F5>
and Executive Vice           1997    $ 180,775    $  388,813          -                -      39,375      $  3,200<F5>
President

Wm. Dennis Ferguson <F6>     1999    $  45,000    $  374,024          -                -      45,000      $  3,200<F5>
Executive Vice President     1998    $ 120,000    $  147,322          -                -           -      $  3,200<F5>
                             1997    $ 120,000    $  194,977          -                -           -      $  3,200<F5>

Gregg S. Glaser              1999    $ 251,565    $  278,635   $312,655<F2>            -      18,750      $  3,200<F5>
Chief Financial Officer      1998    $ 195,123    $   98,036          -                -      90,000      $  3,200<F5>
and Executive Vice           1997    $ 128,594    $   85,450          -                -      16,875      $  3,200(5)
President

Jeffrey H. Lehman <F7>       1999    $ 250,000    $  274,122          -                -      18,750      $  3,200<F5>
Executive Vice President     1998    $ 135,417    $   24,272          -                -           -      $  3,200<F5>

---------------------

<F1>     Does not reflect $449,709 and $617,791 in 1999 and 1998,  respectively, of Special Payments to Mr. Leeds pursuant to his Nonsolicitation Agreement. See "Nonsolicitation Agreements", below.
<F2>     Represents  gross-up  for the  payment of taxes upon  exercise of stock options.
<F3>     Reflects and a Company matching  contribution of $3,200 with respect to the Company's 401(k) plan and $10,000 for tax return preparation and financial services.
<F4>     Does not reflect  $215,000 of Special Payments to Mr. Marks pursuant to his Nonsolicitation Agreement. See "Nonsolicitation Agreements", below.
<F5>     Represents Company matching  contribution with respect to the Company's
         401(k) plan.
<F6>     Mr. Ferguson's  service as an executive officer of the Company ended on
         June 1, 1999 in connection with the Company's sale of its clearing services subsidiary to Fiserv.
<F7>     Amounts  in 1998  reflects  payments  made or  accrued  by the  Company commencing on June 12, 1998, on which date Mr. Lehman first became an employee and executive officer of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth further information on grants of stock options during 1999 to each of the Named Executive Officers, if any were granted. No stock appreciation rights ("SARs") were granted during 1999.


                                                                                             Potential Realizable Value
                                                                                                    at Assumed
                                                                                               Annual Rates of stock
                                                                                              Price Appreciation for
                                                   Individual Grants                              Option Term<F1>
                               ----------------------------------------------------------    --------------------------
                                Number of       % of Total
                                Securities       Options         Average
                                Underlying      Granted to     Exercise or
                                 Options       Employees in    Base Price     Expiration
            Name               Granted (#)     Fiscal Year      ($/Share)        Date            5%             10%
-----------------------        -----------     ------------    ------------   -----------      -------        -------
Marshall T. Leeds <F2>            37,500            3.7             4.75      12/31/2004       $11,281        $61,008

Joel E. Marks <F2>                18,750            1.9             4.75      12/31/2004        $5,641        $30,504

Gregg S. Glaser <F2>              18,750            1.9             4.75      12/31/2004        $5,641        $30,504

Jeffrey H. Lehman <F2>            18,750            1.9             4.75      12/31/2004        $5,641        $30,504

Wm. Dennis Ferguson <F3>           7,500            0.7             9.67       4/29/2004       $16,476        $39,843
                                   7,500            0.7            10.00       4/29/2004       $14,001        $37,367
                                   7,500            0.7            10.67       4/29/2004        $8,976        $32,342
                                   7,500            0.7            11.33       4/29/2004        $4,026        $27,392
                                   7,500            0.7            12.00       4/29/2004             -        $22,367
                                   7,500            0.7            12.67       4/29/2004             -        $17,342
---------------------

<F1>     Illustrates the value that may be realized upon the exercise of options immediately prior to the expiration of their term, assuming specified compound rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

<F2>     The assumed rates of  appreciation of five and ten percent would result in the per share price of the Common Stock increasing to $5.05 and $6.38, respectively. Over the past five years, the market price for the Common Stock has increased at a compound annual rate of approximately 62%.

<F3>     The assumed annual rates of  appreciation of five and ten percent would result in the per share price of the Common Stock increasing to $11.87 and $14.98, respectively. Over the past five years, the market price for the Common Stock has increased at a compound annual rate of approximately 62%.

Option Exercises and Fiscal Year-End Option Values

     The following table sets forth further information with respect to option exercises during 1999 and unexercised options held by each of the Named Executive Officers at the end of fiscal year 1999, if he exercised or held any. No such person held any SARs.

                                                                                   Number of
                                                                                   Securities             Value of
                                                                                   Underlying           Unexercised
                                                                                   Unexercised          In-The-Money
                                                                                    Options at           Options at
                                                                                   December 31,         December 31,
                                                                                      1999 (#)           1999 ($)<F1>
                                                                                   -----------          ------------

                                 Shares Acquired on                             Exercisable (E)/       Exercisable (E)/
           Name                     Exercise (#)          Value Realized ($)   Unexercisable (U)      Unexercisable (U)
-------------------------        -------------------      ------------------   -----------------      -----------------
Marshall T. Leeds                     225,000                $2,732,523                    - (E)                  - (E)
                                                                                      60,114 (U)           $914,284 (U)

Joel E. Marks                          78,750                  $956,417                    - (E)                  - (E)
                                                                                      28,473 (U)           $432,063 (U)

Wm. Dennis Ferguson                    11,250                   $87,469                7,500 (E)            $74,370 (E)
                                                                                      37,500 (U)           $309,360 (U)

Gregg S. Glaser                        76,875                  $662,994                    - (E)                  - (E)
                                                                                      48,750 (U)           $655,609 (U)

Jeffrey H. Lehman                           -                         -                    - (E)                  - (E)
                                                                                      18,750 (U)           $278,119 (U)
----------------------

<F1>     On December  31,  1999,  the closing  price of the Common  Stock on The
         American Stock Exchange was $19.58.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Messrs. Leeds, Marks, and Glaser with respect to his position as an executive officer of the Company. The term of each agreement extends to December 31, 2001 and is automatically extended for successive one-year terms thereafter unless either party gives six-months' prior written notice to the other party of its election not to extend the term. Messrs. Leeds', Marks', and Glaser's base annual salaries are $503,131, $251,565, and $251,565, respectively, with an annual cost of living increase, if applicable.

     In addition, the agreements for Messrs. Leeds and Marks require the Company to establish an executive bonus pool (the "Executive Bonus Pool"), which has been established in the form of the Company's shareholder approved Management Incentive Bonus Plan, pursuant to which an aggregate of 15% of the Company's annual pre-tax profits is to be designated for potential payments to Messrs. Leeds and Marks and to a former officer who has now left the Company. Messrs. Leeds and Marks are eligible to receive 50% and 21.5%, respectively, of the Executive Bonus Pool as determined by the Board of Directors or its committee responsible for the Executive Bonus Pool, subject to downward adjustment to 35% and 5%, respectively, at the discretion of the Board or such committee provided however, that no individual bonus exceed $12 million. (The remaining amount of the Executive Bonus Pool was to be available for payment to a former executive, but now is undesignated). Pursuant to Mr. Glaser's agreement, the Company will pay an annual bonus to him equal to 0.616% of the Company's consolidated pre-tax income. In addition, in 1999, the Company issued to Mr. Glaser options to purchase 90,000 shares of Common Stock at an exercise price of $7.00 per share.

Options for 30,000 shares vested on each of October 13, 1998 and June 16, 1999, and options for the remaining 30,000 shares will vest on June 16, 2000.

     If the Company (i) terminates the employment of Messrs. Leeds, Marks, or Glaser other than for cause or as a result of the death or disability of any such person; (ii) reduces his authority, duties, or standing within the Company without his consent; or (iii) experiences a change of control (as defined) without his consent and he subsequently terminates his employment, then the Company will pay to such person an amount equal to his aggregate base annual salary for the remainder of the term of his employment agreement (or a minimum of 12 months) and bonus payments to which he would have been entitled for the remainder of the term had his employment not terminated, and all outstanding stock options held by such person will become fully vested.

         In connection with the Company's investment in new MVP.com, Inc. (which is discussed below under "Certain Transactions"), the Company entered into an arrangement with each of Messrs. Leeds, Marks and Glaser that excludes from the Company's pre-tax profits, for purposes of calculating their respective bonuses under the above agreements, any gains that might become attributable to the Company's ownership of MVP.com, Inc. stock. The Company did so because it would otherwise be required to include in pre-tax profits, for purposes of calculating bonus payments, the amount of unrealized gain on that stock (as a result of accounting requirements to mark to market the estimated market value of the stock), and to pay cash bonuses thereon to Messrs. Leeds, Marks and Glaser even though the Company had not realized such gain, and might not be able to do so because of the absence of a trading market for the stock or contractual transfer restrictions that prevent the sale of the stock. Under the arrangements, the Company allocated to each officer, in exchange for his payment to the Company of the same price paid by the Company to MVP.com, Inc., the percentage amount of the Company's MVP.com stock that his employment agreement could require to be paid to him as a bonus based on including in pre-tax profits any gains attributable to the stock. Such allocated percentages and amounts paid to the Company were: Mr. Leeds - 7.5% in exchange for $63,750; Mr. Marks - 3.225% in exchange for $27,413; and Mr. Glaser - .616% in exchange for $5,236. As a result, no portion of the Company's unrealized gain on its MVP.com, Inc. stock at December 31, 1999 (which gain was $5,645,000 based on the stock's estimated market value at that date) was included in pre-tax profits for purposes of making a bonus payment to Messrs. Leeds, Marks and Glaser.


NONSOLICITATION AGREEMENTS

     Messrs. Leeds and Marks have entered into nonsolicitation agreements with the Company for a period of seven years from June 12, 1998 (the "Nonsolicitation Agreements"). In connection with those agreements and in consideration for Messrs. Leeds' and Marks' agreements to terminate the financial terms of their employment agreements with the Company's predecessor in connection with the June 12, 1998 transaction by which the Company acquired the predecessor and an unaffiliated entity (the "Combination"), the Company agreed to make certain payments to each of them (the "Special Payments"). Messrs. Leeds and Marks agreed to accept their respective Special Payments in the form of one-half cash and one-half restricted shares of Common Stock. The cash portion of the Special Payments consisted of four equal installments, three of which have been paid. The remaining installment is payable on January 15, 2001, in the amount of $533,750 and $215,000 for Messrs. Leeds and Marks, respectively. If the employment of either Messrs. Leeds or Marks is terminated for any reason other than cause, any unpaid cash installment to him must be paid within 30 days of termination. The restricted shares portion of the Special Payments has been paid by the issuance to Messrs. Leeds and Marks of 383,533 shares and 154,491 shares, respectively, of Common Stock, subject to forfeiture as described below. (Such numbers of shares were derived from a formula to yield a value (based on 80% of the average closing price of the common stock of the Company's predecessor for the 10 consecutive trading days immediately preceding consummation of the Combination, or $5.57 per share) equal to $2,135,000 in the case of Mr. Leeds and $860,000 in the case of Mr. Marks.) Twenty-five percent of the shares issued to Messrs. Leeds and Marks will vest (that is, will no longer be subject to forfeiture) on January 15, 2002 and an additional 25% on each January 15 in 2003 through 2005. All unvested shares of Messrs. Leeds or Marks will be subject to forfeiture at any time there is a violation of his respective Nonsolicitation Agreement. Additionally, on June 15, 1999, the Company entered into agreements with Messrs. Leeds and Marks whereby they agreed to pay $1.0 million and $350,000, respectively, to the Company as liquidated damages, in addition to the forfeiture of the unvested shares at any time there is a violation of the Nonsolicitation Agreements. In the event of a change in control of the Company, all such shares become immediately vested, and the forfeiture provisions with respect to such shares will no longer be in force.

                              CERTAIN TRANSACTIONS

     On August 4, 1999, the Company signed a five-year employment agreement with Mr. John Elway to serve as a corporate spokesman and marketing consultant. Mr. Elway's compensation for such services consists entirely of options to purchase 750,000 shares of the Company's common stock, at a price of $8.93 per share, which was the market price of the common stock when Mr. Elway and the Company committed to proceeding with their arrangement. (Mr. Elway subsequently assigned 75,000 of those options to other parties.) In addition to requiring personal appearances by Mr. Elway at certain Company functions and promotional events, Mr. Elway's employment agreement contains non-competition provisions and grants the Company a non-exclusive license to use Mr. Elway's name, image, and likeness for promotional purposes. The license expires on July 15, 2004. As of March 31, 2000, Mr. Elway had purchased 150,000 shares of Common Stock pursuant to his options.

     In August 1999, the Company provided an opportunity to Messrs. Leeds, Marks, Glaser and Lehman (along with seven other key personnel who are not executive officers or directors of the Company) to participate, subject to certain vesting restrictions, on the same purchase terms as the Company, in the Company's investment in an Internet joint venture then being formed on a 50/50 basis by the Company and an affiliate of John Elway. The aggregate participation opportunity for these Company personnel related to 15% of the Company's 50% interest in the joint venture, which 15% amount was allocated as follows: Mr. Leeds - 41%; Mr. Marks - 25%; Mr. Glaser - 7%; Mr. Lehman - 3%; and other Company personnel collectively - 24%. The joint venture sold its "mvp.com" name and other principal assets in November 1999 in a series of transactions that permitted the formation of a new MVP.com, Inc. by a group of investors led by Benchmark Capital Partners III, L.P. In connection therewith, the Company was presented the opportunity to invest in new MVP.com, Inc. and the Company permitted the above persons to continue on the same basis their respective participations in this new investment opportunity, subject to the same vesting restrictions as their original investments. As a result of those (and related subsequent) transactions, the Company has invested a total of $2,750,000 in new MVP.com, Inc. and such executive officers and other Company personnel collectively have invested $372,000 and $113,000, respectively, for securities convertible into shares of common stock of MVP.com, Inc.. The rights of each of these persons, other than the Company, to the new MVP.com, Inc. securities are subject to complete forfeiture and repurchase by the Company if the person leaves the Company's employment on or before December 31, 2001. The Company is also entitled to exercise voting and other rights incident to the new MVP.com, Inc. securities acquired by these persons for so long as the Company is subject to any contractual obligation to new MVP.com, Inc. arising out of the November 1999 transactions.

         As discussed above under "Executive Compensation -- Employment Agreements", the Company arranged with Messrs. Leeds, Marks and Glaser to exclude from the Company's pre-tax profits for purposes of calculating their respective contractual bonuses any gain attributable to the Company's ownership of MVP.com, Inc. stock, by allocating to Messrs. Leeds, Marks and Glaser 7.5%, 3.225% and .616%, respectively, of the Company's MVP.com, Inc. stock, for which allocation each officer paid the Company the prorata amount paid by the Company to MVP.com, Inc. for the stock.

     In January 1996, the Company's predecessor obtained an unsecured $2,500,000 revolving line of credit from Wilmington Trust Company ("Wilmington") for general corporate purposes (the "Wilmington Facility"). In connection with the Combination, the Company assumed the obligations of its predecessor under the Wilmington Facility, including obligations with respect to board membership, the Wilmington Warrant and the Wilmington Marketing Agreement, all described in the next paragraph. The Wilmington Facility matures on December 31, 2002, at which time any outstanding borrowings plus all accrued and unpaid interest will become due and immediately payable. Borrowings under the Wilmington Facility bear interest at Wilmington's National Commercial Rate, with interest payments due monthly in arrears. The Company is required to maintain certain debt covenants, including (i) minimum stockholders' equity equal to at least $7,000,000, plus 30% of net income for all future fiscal quarters, plus 75% of the net proceeds from any Common Stock issuances and (ii) net income, as defined, in excess of $1,500,000 for any four quarters within any consecutive nine-quarter period. At March 31, 2000, no borrowing was outstanding under the Wilmington Facility.

     In connection with the Wilmington Facility, Wilmington has the right to designate one person to serve on the Company's Board of Directors, which right Wilmington has not yet exercised. In addition, the predecessor entered into a Marketing Agreement with Wilmington Trust FSB (the "Wilmington Marketing Agreement") and granted W T Investments, Inc. a warrant that, as assumed by the Company in the Combination and adjusted for subsequent developments, provided for the purchase of up to 600,000 shares of Common Stock at any time prior to December 31, 2002 (the "Wilmington Warrant") at an exercise price per share of $7.53. As of March 31, 2000, Wilmington had purchased 450,000 shares of Common Stock under the Wilmington Warrant. The Wilmington Marketing Agreement provides that the Company will market certain products and services, initially personal trust and asset management services, provided by Wilmington Trust FSB to the Company's brokers, clients, and prospects.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has provided the following report for inclusion in this Proxy Statement:

     The compensation policies of the Company have been developed to link the compensation of the executive officers of the Company with enhanced stockholder value. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

     In designing its compensation programs, the Company follows its belief that compensation should reflect both the Company's recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company and the relative compensation levels of other firms in the Company's market segments. In doing so, the compensation programs reflect the following general characteristics:

         o The Company's financial performance and in particular that of the individual.

         o An annual incentive plan, which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in commensurate total annual compensation.

     The Company's executive compensation is based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

              Base Salary. Base salary is intended to be set at a level slightly
              -----------
     below the competitive amounts paid to executive officers of similar businesses in structure, size, and market orientation. Salaries for executive officers are reviewed by the Board on an annual basis, subject to the specific terms of any employment agreement with an officer.

              Incentive   Compensation.   In   accordance   with  the  Company's
              ------------------------
     philosophy of tying a substantial portion of the compensation of its executive officers to the achievement of specific performance goals, an incentive plan is developed for each of its executive officers. The Company's incentive plans are designed to reward superior performance with total compensation above competitive levels. On the other hand, in the event performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

              Stock  Options.  The  Company  periodically  awards its  executive
              --------------
     officers with stock options granted under the terms of its 1990 Stock Option Plan or 1998 Stock Option and Award Plan. Options are awarded to selected executive officers and other persons in recognition of the outstanding contribution they have made to the Company's financial performance. The awarding of options is designed to encourage ownership of the Company's Common Stock by its executive officers thereby aligning their personal interests with those of our stockholders.

     The Compensation Committee also believes that the Company's Savings and Investment Plan, which includes participants other than executive officers, is an important part of the Company's overall compensation program.

     From time to time in special situations, the Company may make available to select key personnel, including executive officers, the opportunity to participate in investment opportunities presented to the Company, if the Compensation Committee or the Board of Directors believes a long-term interest of the Company and its stockholders would be served. Such an interest might include promoting retention of such personnel who do not have employment agreements, or enhancing incentives that inspire loyalty or motivate such personnel to superior performances on behalf of the Company.

     The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its stockholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as short-term.

CEO EMPLOYMENT AGREEMENT

     On June 12, 1998, in connection with the Combination, the Company and Mr. Leeds agreed to a termination of his then existing employment agreement, which had commenced on January 1, 1994 with an "evergreen" three-year term, and the Company entered into a new employment agreement with Mr. Leeds to provide for his continued service as Chairman of the Board, President and Chief Executive Officer for a term that extends to December 31, 2001 and is automatically extended for successive one-year terms thereafter unless either party gives six-months' prior written notice to the other party of its election not to extend the term. Under the terms of the new employment agreement, Mr. Leeds' base annual salary is $500,000, with an annual cost of living increase, if applicable. In addition, the agreement required the Company to establish the Executive Bonus Pool, which has been established in the form of the Company's shareholder approved Management Incentive Bonus Plan, pursuant to which an aggregate of 15% of the Company's annual pre-tax profits is set aside for possible bonus payments to several possible participants. Mr. Leeds is eligible to receive up to 50% of the Executive Bonus Pool as determined by the Compensation Committee, but is entitled to not less than 35%. Mr. Leeds is also eligible to participate in the other employee benefit plans as generally made available to senior management of the Company. If the Company (i) terminates the employment of Mr. Leeds other than for cause or as a result of death or disability; (ii) reduces his authority, duties, or standing within the Company without his consent; or (iii) experiences a change of control (as defined) without his consent and he subsequently terminates his employment, then the Company must pay to him an amount equal to his aggregate base annual salary for the remainder of the term of his employment agreement (or a minimum of 12 months) and bonus payments to which he would have been entitled for the remainder of the term had his employment not terminated, and all outstanding stock options held by such person will become fully vested.

     The Compensation Committee believes that the compensation terms of Mr. Leeds' employment agreement are consistent with and reflect the Company's executive compensation philosophy. The base salary to Mr. Leeds is somewhat less than what the Compensation Committee believes exists in the Company's industry, and the opportunities for bonus compensation are tied to the Company's performance in terms of value to its stockholders.

     The Compensation Committee also believes that the Special Payments being made to Mr. Leeds pursuant to his Nonsolicitation Agreement, in light of the special reasons for and circumstances of those arrangements in connection with the Combination (each of these capitalized terms being defined elsewhere in the Proxy Statement that contains this report), are reasonable and appropriate both as an absolute matter and within the context of compensation policies for the Company.

          Sanford D. Cohen  o   Wm. Dennis Ferguson   o   Gregg S. Glaser
                                (April 25, 2000)

                                PERFORMANCE GRAPH

     The following graph demonstrates the performance of the cumulative total return to stockholders of the predecessor company's common stock during the period from 1995 through the Combination on June 12, 1998, and the performance of the cumulative total return to the stockholders of the Company's Common Stock during the period following the Combination, both in comparison to the cumulative total return on The Nasdaq Stock Market and the cumulative total return for Nasdaq Financial Stocks. The trading of the predecessor company's common stock was moved in May 1997 from The Nasdaq Stock Market to AMEX. After the Combination on June 12, 1998, the listing of the predecessor company's common stock on AMEX became the listing of the Company's Common Stock, as the Company succeeded to such listing along with succeeding to the business and operations of the predecessor (which had been known as JW Charles Financial Services, Inc.).


                            TOTAL RETURN PERFORMANCE

[PERFORMACE GRAPH APPEARS BELOW IN PRINTED VERSION AND IS REPRESENTED IN TABULAR FORMAT BELOW]


                                                                    Period Ending
                                        -----------------------------------------------------------------
Index                                   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98     12/31/99
-----                                   --------   --------   --------   --------   --------     --------
JWGenesis Financial Corp.               100.00     104.72     287.48     435.88     222.63       1,101.42
NASDAQ - Total US*                      100.00     141.34     173.90     213.07     300.43         555.99
NASDAQ Financial Index                  100.00     145.69     187.03     286.10     277.70         274.67
SNL Regional Broker/Dealer Index        100.00     149.66     209.37     401.81     337.20         380.00

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved.

                                   ----------

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PWC") has examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 1999 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the year ending December 31, 2000. PWC has no direct or indirect interest in the Company or any affiliate of the Company. A representative of PWC is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                 STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

      The Company expects that its 2001 Annual Meeting will take place in June 2001. Stockholders who wish to present proposals appropriate for consideration at the Company's 2001 Annual Meeting must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement no later than January 18, 2001 in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. The Company must be notified of any other stockholder proposal intended to be presented for action at the meeting not later than 45 days before the day and month of mailing proxy statements in 2001, which mailing is expected to occur in May 2001, or else proxies may be voted on such proposal at the discretion of the person or persons holding those proxies.

                                  OTHER MATTERS

     All of the expenses involved in preparing, assembling and mailing this proxy statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

     The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     Stockholders are urged to fill in, date and sign the accompanying form of proxy and return it to the Company as soon as possible.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Joel E. Marks
                                           Secretary

                                                                      Appendix A

                            JWGENESIS FINANCIAL CORP.

                             AUDIT COMMITTEE CHARTER

                                 * * * * * * * *

                                MISSION STATEMENT

     The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws, regulations and the Company's code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

                                  ORGANIZATION

     The Audit Committee will be organized consistent with the following parameters:

SIZE OF THE COMMITTEE:

     The Audit Committee will have no less than three and no more than five members.

QUALIFICATIONS:

     Committee members must be "independent directors" of the Company. A director will be considered independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independence from management of the Company. In addition, each Committee member must be "financially literate" or must achieve this status through training within six months of being appointed to the Committee. For these purposes, "financial literacy" means the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement.

APPOINTMENT OF MEMBERS AND CHAIR:

     Each Committee member will be selected by the Chairman of the Board of Directors and will serve a term of one year. Committee members may serve successive one-year terms without limitation. The Chair of the Audit Committee will be selected by the Chairman of the Board of Directors and will serve in that capacity for a term of one year. The Chair must have academic training in accounting or current or past experience in a position of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a substantial business entity). The Chair may serve successive terms in this capacity without limitation.

     Each one-year term prescribed herein shall mean the period beginning in the fiscal year of selection and ending on the date in the next year on which the Company releases its audited financial statements for the fiscal year of the selection. The term of a Committee member may only be shortened, without the consent of the member, by a determination of a majority of the Board of Directors that the member no longer qualifies under the above criteria or has failed to discharge his duties or responsibilities as outlined herein.

                              FREQUENCY OF MEETINGS

     The Committee will have four (4) regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

TRANSITION PERIOD:

     Notwithstanding the above requirements, until the election of directors of the Company at its annual meeting of stockholders in 2001, the Committee may consist of fewer than three independent directors.

                           ROLES AND RESPONSIBILITIES

     A broad outline of the roles and responsibilities of the Audit Committee is presented below.

INTERNAL CONTROL:

     1. Evaluate whether senior management has established and appropriately reinforced the importance of internal control within the organization,

     2. Evaluate the scope, effectiveness and significant findings of the self-audit process, and

     3. Evaluate whether recommendations for improved internal control are effectively implemented by management.


FINANCIAL REPORTING:

     1. Annually review the significant risks the company is exposed to and evaluate management's plan to manage these uncertainties,

     2. Review and evaluate management's interpretation and implementation of mandated changes to accounting and reporting requirements,

     3.   Review the annual financial statements for accuracy and completeness,

     4.   Evaluate  the  accounting   treatment  of  unusual  or   non-recurring
          transactions such as restructuring charges and acquisitions,

     5. Evaluate significant income statement and balance sheet items which require management judgment,

     6. Review and approve the Company's annual report on Form 10-K, including the Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A), before public release, and

     7. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.


COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

     1. Review the effectiveness of the system for monitoring compliance with laws and regulations,

     2. Review the significant findings from the self audit review of compliance matters, and

     3. Ensure that the Company's compliance manual and corporate policy statements are kept up to date and are accessible to and usable by the entire organization.


RELATIONSHIP WITH EXTERNAL AUDITOR:

     1.   Recommend  the  external   auditor's   appointment  to  the  Board  of
          Directors,

     2. Review and approve the scope of the external audit to be performed each fiscal year,

     3.   Confirm the independence of the external auditor, and

     4. Meet with appropriate personnel of the external auditor to review the accuracy, completeness and overall quality of the annual financial statements.


                             REPORTING REQUIREMENTS

     The Chair of the Audit Committee will update the full Board of Directors regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate.

     In addition to the above reports to the Board of Directors by the Committee, the following information will be reported to the stockholders in the Company's annual meeting proxy statement: (1) for the Company's 2001 annual meeting, confirmation that the Company has a formal, documented Audit Committee Charter, (2) for each annual meeting beginning in 2001, confirmation that the Audit Committee satisfied its obligations under the Charter in the prior year, and (3) the full text of the Audit Committee Charter (a) at least once every three years and (b) for the next annual meeting following any significant modification to the Charter by the Board of Directors.

                                                        Adopted April 25, 2000.
                                                          Effective May 1, 2000.

                            JWGENESIS FINANCIAL CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints MARSHALL T. LEEDS and JOEL E. MARKS, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of JWGenesis Financial Corp. (the "Company") to be held at the Sheraton Boca Raton, 2000 N.W., 19th Street, Boca Raton, Florida on June 13, 2000 at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect to all shares of Common Stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present:

1. Election of Directors

         Marshall T. Leeds, Joel E. Marks, Gregg S. Glaser, Wm. Dennis Ferguson, and Sanford B. Cohen.

         FOR all nominees for directors listed above (except as marked to the contrary).

         WITHHOLD AUTHORITY to vote for all nominees listed above.

         WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

2. In accordance with their best judgment with respect to any other business as may properly come before the meeting or any postponement, adjournment, or adjournments thereof.

     The shares represented by this Proxy will be voted as directed by the undersigned and indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE MATTER LISTED ABOVE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF SUCH MATTER, AND THE PROXIES IN THEIR DISCRETION WILL VOTE ON SUCH OTHER BUSINESS AS MAY BE PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OR ADJOURNMENTS THEREOF.

     Attendance of the undersigned at the Annual Meeting or any postponement or adjournment thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

                                     Dated: ____________ ___, 2000
                                     BE SURE TO DATE THE PROXY

                                     ________________________________
                                     Signature

                                    If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

                                    THIS  PROXY IS  SOLICITED  ON  BEHALF OF THE
                                    BOARD OF  DIRECTORS.  PLEASE  SIGN ABOVE AND
                                    RETURN   IN   THE   ENCLOSED    POSTAGE-PAID
                                    ENVELOPE.